Exhibit 23.4

Independent Auditor’s Consent

We are consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to AIAI Holdings Corporation’s 2026 Equity Incentive Plan of our report dated February 25, 2026, with respect to the consolidated financial statements of Constellation Network, Inc. for the years ended December 31, 2025 and 2024, included in Amendment No. 7 to AIAI Holdings Corporation’s Registration Statement on Form S-1 (File No. 333-292963).

Mark S Lilling, CPA
Lilling & Company
License No. 33453
Firm Number: 90001 0083545
Port Washington, New York
June 24, 2026